SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event Reported):

                                February 6, 2001
                               -----------------


                            THERMO CARDIOSYSTEMS INC.
             (Exact name of Registrant as specified in its charter)


Massachusetts                      1-10114                       04-3027040
(State or other                  (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)            Identification Number)
incorporation or
organization)


470 Wildwood Street
Woburn, Massachusetts                                                     01888
(Address of principal executive offices)                              (Zip Code)


                                 (781) 932-8668
                               ------------------
                         (Registrant's telephone number
                              including area code)

Item 5.     Other Events

      On February 6, 2001, the Registrant issued a press release, attached hereto as Exhibit 99, regarding the Registrant's year end results.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits

            99 Press Release dated February 6, 2001.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 6th day of February, 2001.



                                        THERMO CARDIOSYSTEMS INC.


                                        By:  /s/ Theo Melas-Kyriazi
                                             -------------------------------
                                             Theo Melas-Kyriazi
                                             Chief Financial Officer

                                                                     Exhibit 99

                 Thermo Cardiosystems Announces Year-End Results

WOBURN, Mass., February 6, 2001 - Thermo Cardiosystems Inc. (ASE:TCA), a Thermo Electron company, today reported that revenues for the year ended December 30, 2000, were $83.7 million, compared with $79.1 million for 1999. Net income was $7.5 million, or $.20 per diluted share, versus $9.6 million, or $.25 per diluted share, last year. Results for 2000 reflect a $1.8 million charge for employee-retention costs and an extraordinary gain of approximately $0.2 million. Results for 1999 reflect the favorable resolution of the company's claim for prior-year research and development tax credits of $1.5 million, and an extraordinary gain of approximately $1.2 million. Excluding these items, diluted earnings per share would have been $.22 and $.18 in 2000 and 1999, respectively.

     For the fourth quarter of 2000, reported diluted earnings per share were $.04, compared with $.08 for the same period in 1999. Excluding unusual items in both periods, diluted earnings per share would have been $.05 in 2000, versus $.04 last year.

     "Thermo Cardiosystems achieved several significant objectives in 2000, which is particularly satisfying given the uncertainty resulting from Thermo Electron's decision to sell the company," said R. Michael Kleine, chief executive officer of Thermo Cardiosystems. "Revenues from our LVAS business increased by 8 percent, driven by 34 percent growth in sales of our electric HeartMate(R) LVAS. These increases are noteworthy because 1999 revenues include a significant number of electric HeartMate systems we sold as part of initial implementation programs following FDA approval of this device. We have been successful in maintaining top-line growth even as we transition our focus away from enrolling new centers and begin to emphasize increasing HeartMate utilization. Additionally, in July we initiated a clinical trial for HeartMate II in Israel, with this next-generation LVAS performing flawlessly throughout a highly complicated first implant. We have since received approval to begin a clinical trial for HeartMate II in Europe, and are actively preparing for the first implant there, which will take place in Germany."


Consolidated Statement of Income
                                                                 Three Months Ended                 Twelve Months Ended
                                                                 ------------------                 -------------------
(In thousands except per share amounts)                     Dec. 30, 2000  Jan. 1, 2000        Dec. 30, 2000  Jan. 1, 2000
--------------------------------------------------------------------------------------------------------------------------
Revenues                                                         $21,468        $19,676             $83,703        $79,090
                                                                 -------        -------             -------        -------
Costs and Operating Expenses:
  Cost of revenues                                                 8,971          8,288              35,094         33,739
  Selling, general, and administrative expenses                    5,986          5,457              23,587         22,018
  Research and development expenses                                4,374          4,567              15,926         15,631
  Restructuring and unusual costs                                    737              -               1,831              -
                                                                 -------        -------             -------        -------
                                                                  20,068         18,312              76,438         71,388
                                                                 -------        -------             -------        -------
Operating Income                                                   1,400          1,364               7,265          7,702
Interest Income                                                    1,975          1,813               7,602          7,086
Interest Expense                                                    (706)          (836)             (2,907)        (3,551)
Other Income                                                           9              -                   3              -
                                                                 -------        -------             -------        -------
Income Before Provision for Income Taxes and Extraordinary Item    2,678          2,341              11,963         11,237
Provision for Income Taxes (a)                                     1,057            597               4,630          2,865
                                                                 -------        -------             -------        -------
Income Before Extraordinary Item                                   1,621          1,744               7,333          8,372
Extraordinary Item (net of income taxes
     of $743, $117, and $743)(b)                                       -          1,212                 191          1,212
                                                                 -------        -------             -------        -------
Net Income                                                       $ 1,621        $ 2,956             $ 7,524        $ 9,584
                                                                 -------        -------             -------        -------
Basic and Diluted Earnings per Share                             $   .04        $   .08             $   .20        $   .25
                                                                 -------        -------             -------        -------
Weighted Average Shares:
  Basic                                                           38,575         38,474              38,555         38,443
                                                                 -------        -------             -------        -------
  Diluted                                                         38,576         38,476              38,574          38,482
                                                                 -------        -------             -------        -------

(a) Includes research and development tax credits of $0.3 million and $1.5 million in the three- and twelve-month periods ended January 1, 2000, respectively.

(b) Represents gain on extinguishment of debt.

      Thermo Cardiosystems Inc. is a leader in the research, development, and manufacture of implantable left ventricular-assist systems (LVAS). Its air-driven and electric HeartMate heart-assist devices are implanted alongside the natural heart and take over the pumping function of the left ventricle for patients whose hearts are too damaged or diseased to produce adequate blood flow. Both devices are approved for commercial sale in the United States, Europe, and Canada. The company also supplies whole-blood coagulation testing equipment and related disposables, as well as single-use skin-incision devices. Thermo Cardiosystems is a public subsidiary of Thermo Electron. More information is available at http://www.thermocardio.com.



                                    -more-



Other Important Information:
The proposed merger and the merger agreement between Thermo Cardiosystems and Thoratec are described in a joint proxy statement/prospectus that has been filed with the Securities and Exchange Commission. You should read this document because it contains important information about the transaction, including the participants in the transaction. You can obtain the joint proxy statement/prospectus and other documents (including the merger agreement) that have been filed with the Securities and Exchange Commission for free when they are available on the Securities and Exchange Commission's Web site at http://www.sec.gov.
Also, if you write us or call us at the
below address and phone number, we will send you the joint proxy statement/prospectus for free when it is available.

      You can call us at (781) 622-1111, or write to us at:

      Investor Relations Department
      Thermo Cardiosystems Inc.
      81 Wyman Street, P.O. Box 9046
      Waltham, MA 02454-9046

The portions of this news release that relate to future plans, events, or performance are forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the proposed transaction between Thermo Cardiosystems and Thoratec and the benefits thereof, government regulatory approval processes, and market acceptance of new products. These factors, and others, are discussed more fully under the heading "Risk Factors" in Thoratec's Registration Statement on Form S-4 [File No. 333-49120] filed with the Securities and Exchange Commission on December 29, 2000, and in both companies' other filings with the Securities and Exchange Commission. Actual results, events, or performance may differ materially. These forward-looking statements speak only as of the date hereof. None of Thermo Cardiosystems, Thoratec, or Thermo Electron undertakes any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.



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